Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Closes Fiscal 2008 with Record Cash Generation

and Significantly Improved Bottom Line

Company Reduces Net Debt by $17.2 Million in Fiscal 2008;

Plans to Follow up Fiscal 2008 Oscilloscope Growth

with Major Product Launches in Fiscal 2009;

Provides Guidance For Fiscal 2009

CHESTNUT RIDGE, NY, August 6, 2008 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its fiscal fourth quarter (“fourth quarter of fiscal 2008”) and year ended June 28, 2008.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the fourth quarter of fiscal 2008 are as follows:

(In millions, except per share data and percentages)	Q4 FY08 GAAP	Q4 FY07 GAAP	Q4 FY08 non-GAAP*	Q4 FY07 non-GAAP*	YOY Change non-GAAP*
Revenue	$40.7	$36.8	$40.7	$36.8	10.5%
Gross Margin	53.1%	51.7%	59.4%	57.9%	2.6%
Operating (Loss) Income	$(0.3)	$(1.9)	$3.9	$2.5	58.6%
Operating Margin	(0.7)%	(5.1)%	9.6%	6.7%	43.3%
Net (Loss) Income	$(0.8)	$(2.2)	$2.9	$1.4	$1.4
Net (Loss) Income Per Diluted Share	$(0.07)	$(0.19)	$0.24	$0.12	$0.12

*	A presentation of, and a reconciliation of, non-GAAP financial measures with the most directly comparable GAAP measures can be found in the financial tables below.

The non-GAAP results are a supplement to financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges related to LeCroy’s October 2, 2006 and October 29, 2004 acquisitions of Catalyst Enterprises, Inc. (“Catalyst”) and Computer Access Technology Corporation (“CATC”), respectively, as well as share-based compensation costs, business realignment, restructuring initiatives and related asset impairments, inventory write-downs, transitional idle sales office capacity, research and development program terminations, and write-off of deferred financing fees, in each case as compared to LeCroy’s GAAP results for the three-month periods ended June 28, 2008 and June 30, 2007, respectively. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance. For more information on LeCroy’s use of non-GAAP results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

Financial Results

LeCroy reported fourth-quarter fiscal 2008 revenue of $40.7 million with a GAAP gross margin of 53.1%. LeCroy’s GAAP operating margin for the fourth quarter of fiscal 2008 was (0.7%). The Company reported GAAP operating loss of ($271,000) and GAAP net loss of ($810,000), or ($0.07) per share.

GAAP operating loss for the fourth quarter of fiscal 2008 includes $4.2 million in non-cash charges, which consist of $2.4 million related to the write-down of inventory, $981,000 in share-based compensation, $699,000 for the impairment of an intangible asset, and $57,000 in incremental cost of sales for the fair-value adjustment to acquired inventory. Excluding those items, for the fourth quarter of fiscal 2008 the Company reported a 9.6% non-GAAP operating margin, $3.9 million of non-GAAP operating income and $2.9 million of non-GAAP net income, or $0.24 per diluted share.

Management Comments

“LeCroy performed well in the fourth quarter, capping a year of improved financial results and significant operational achievements,” said President and Chief Executive Officer Tom Reslewic. “Our quarterly and full-year revenues grew by more than 10% and 6% year-over-year, respectively, driven by sales of our oscilloscope products. We improved our non-GAAP gross margins sequentially during the fourth quarter by 100 basis points, which is particularly impressive since we moved a large volume of older products during the fourth quarter in advance of the launch of the WavePro 7 – the first product with our widely anticipated next-generation ‘Apollo’ chipset.”

“As a result of increasing oscilloscope sales, combined with our efforts to streamline the business and reduce costs, LeCroy’s non-GAAP operating income climbed 59% to $3.9 million for the quarter and 66% to $16.1 million for the full-year – representing a non-GAAP operating margin of about 10%,” said Reslewic.

“We also made great strides in strengthening our balance sheet in the fourth quarter, reducing net debt by $3.1 million,” said Reslewic. “This was consistent with our strategy this year to leverage our cash generation to pay down debt and repurchase LeCroy stock. During the year, we repurchased $2.4 million of LeCroy shares and reduced our net debt by $17.2 million, including the repurchase of $4.5 million of our outstanding $72 million convertible bonds, which we purchased at a significant discount. We intend to continue using our strong cash generation to pay down our debt.”

“Fiscal 2008 also was a very successful year from a strategic and operational standpoint,” said Reslewic. “Our goal was to realign our operations in order to improve oscilloscope channel effectiveness. LeCroy’s excellent oscilloscope performance for the quarter and the year is the direct result of those efforts. At the same time, we were moving a series of products based on our next-generation Apollo chipset through the pipeline.”

“On July 1, 2008, we announced the launch of the WavePro 7,” said Reslewic. “We expect this scope to reshape the competitive landscape for the entire oscilloscope market. The WavePro 7 is the first of a wave of new Apollo-based product platforms and models that will deliver performance, speed and analysis capabilities unmatched in LeCroy history. The launch has thus far been a tremendous success, and our field salespeople are reporting excellent feedback from customers on this striking new scope.”

Business Outlook and Financial Guidance

“LeCroy’s oscilloscope sales drove our solid financial performance in fiscal 2008, overcoming lower growth from our Protocol Solutions Group (PSG),” said Reslewic. “PSG has been delivering good profitability and has a commanding market share position. However, the next-generation standards on which our protocol business is focused, such as Wireless USB, data storage and PCI Express, have evolved more slowly than everyone initially anticipated. As a result, we have reallocated certain PSG resources to broaden our protocol solutions focus to include new areas that offer greater potential growth opportunity in the near term.”

“In addition, we are eliminating the Catalyst trade name and our dual product line structure in data storage and PCI Express,” said Reslewic. “As a result, during the fourth quarter, we incurred a $3.2 million non-cash charge, which included the write down of excess inventory and the impairment of an intangible asset. This is freeing up significant resources to invest in untapped growth opportunities, while still maintaining PSG’s level of profitability. Our next-generation PSG products combine the industry-leading features of both product families into a single ‘best-of-both-worlds’ product offering. We introduced the first of these products in the fourth quarter and plan to launch additional products in the first half of the new fiscal year. We still believe that PSG’s underlying focus on next-generation standards will be an excellent growth engine for LeCroy in the longer-term.”

“Our lean cost structure and the anticipated success of our new products position us well to deliver another strong performance in fiscal 2009,” said Reslewic. “Although we have yet to see any softening of demand due to economic conditions, we remain on the lookout for potential warning signs. LeCroy’s guidance for full fiscal year 2009 revenues is in the range of $167 to $173 million, with non-GAAP operating income between $17.5 and $18.5 million.”

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, August 6, 2008 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar“ in the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com. The call also may be accessed by dialing (877) 709-8155 or (201) 689-8881. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer/semiconductor/consumer electronics, data storage, automotive/industrial, and military/aerospace markets. LeCroy’s 40-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis” - capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

The Company is undergoing an audit of its fiscal 2008 financial results, and an audit of its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. These audit procedures are not yet complete as of the date of this press release. There can be no assurance that our financial results as disclosed in this press release will not change following the completion of the audits or that our internal controls will be found to be effective.

Further, this release contains forward-looking statements, including those pertaining to expectations regarding: the expectations for WavePro 7 and its impact on the oscilloscope market, its performance, speed and analysis capabilities; our allocation of PSG resources to broaden our protocol solutions focus to new areas that offer greater potential growth opportunity in the near term; the combination of industry-leading features from both product lines into a single product line; the anticipated freeing up of resources that can be invested; plans to launch additional products in the first half of the new fiscal year; our belief that PSG’s underlying focus on next-generation standards will be an excellent growth engine for LeCroy in the longer-term; our cost structure and our ability to control expenses; the anticipated success of our new products; our ability to have a successful year; our projected revenues in the range of $167 million to $173 million and non-GAAP operating income to be in the range $17.5 million to $18.5 million; our anticipation of a successful fiscal 2009. There can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company’s ability to anticipate changes in the market, the availability and timing of funding for the Company’s current products, the development of future products and the Company’s ability to use intellectual property and protect its patent portfolio. LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define non-GAAP gross profit as gross profit as reported under GAAP less primarily non-cash charges for write-down of inventory, share-based compensation costs included in cost of sales, business realignment, restructuring initiatives and related asset impairments, the incremental cost of sales related to the fair value adjustment for the acquired Catalyst and CATC inventory and the amortization of intangible assets acquired from CATC and Catalyst. The Company owns other intangible assets, which are amortized in the normal course of business for which the amortization of those assets is not excluded in determining non-GAAP gross profit. In addition, depreciation on other depreciable assets acquired from CATC and Catalyst, most notably property and equipment, is not excluded in determining non-GAAP gross profit. Non-GAAP gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP gross profit and non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP operating income as operating (loss) income reported under GAAP less primarily non-cash charges for write-down of inventory, charges for acquired in-process research and development, share-based compensation costs, business realignment, restructuring initiatives and related asset impairments, the incremental cost of sales related to the fair value adjustment for acquired Catalyst and CATC inventory, amortization of intangible assets acquired from CATC and Catalyst, transitional idle sales office capacity, and research and development program terminations. Non-GAAP operating margin is computed as non-GAAP operating income as a percentage of total revenues. Non-GAAP operating income and non-GAAP operating margin are not substitutes for comparable GAAP measures.

We define non-GAAP net income as net (loss) income reported under GAAP less primarily non-cash charges for write-down of inventory, charges for acquired in-process research and development, share-based compensation costs, business realignment, restructuring initiatives and related asset impairments, the incremental cost of sales related to the fair value adjustment for acquired Catalyst and CATC inventory, amortization of intangible assets acquired from CATC and Catalyst, transitional idle sales office capacity, research and development program terminations and write-off of deferred financing fees, each net of applicable income taxes, such that the effective blended statutory rate, for non-GAAP net income is approximately 35.5% and 31%, on a year-to-date basis, plus tax return filing true-ups and reserve adjustments (discrete items), for each of the full fiscal 2007 and 2008 years, respectively. The Company has deferred bank and bond financing fees which are amortized in the normal course of business for which the amortization of those assets is not excluded in determining non-GAAP net (loss) income. The non-cash write-off of deferred financing costs associated with the termination and repayment of the prior credit agreement are excluded from non-GAAP net (loss) income. As the Company anticipates future repurchases of convertible notes, which mature on October 15, 2026, the gain or loss on extinguishment of debt, net of issue cost write-off, are not excluded from non-GAAP net (loss) income. Non-GAAP net income is not a substitute for GAAP net income.

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, on a GAAP basis, as applicable. Non-GAAP net income per diluted common share is not a substitute for GAAP net income per diluted common share.

We define net debt as bank, acquisition, and convertible debt less cash on hand. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of our non-GAAP financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended				Year Ended
In thousands, except per share data	June 28, 2008		June 30, 2007		June 28, 2008		June 30, 2007
Revenues:
Test and measurement products	$38,646	*	$35,114	*	$151,504	*	$143,244
Service and other	2,013	*	1,687	*	8,982	*	8,056

Total revenues	40,659		36,801		160,486		151,300

Cost of revenues:
Share-based compensation	45		27		124		145
Other costs of revenues	19,030		17,751		70,008		69,274

	19,075		17,778		70,132		69,419

Gross profit	21,584		19,023		90,354		81,881

Operating expenses:
Selling, general and administrative:
Share-based compensation	561		285		3,338		3,409
Other selling, general and administrative expenses	12,915		12,492		49,763		51,960

	13,476		12,777		53,101		55,369

Research and development:
Share-based compensation	375		453		1,233		1,648
Other research and development expenses	8,004		7,655		30,165		35,037

	8,379		8,108		31,398		36,685

Reimbursement from escrow account	—		—		(240)		—

Total operating expenses	21,855		20,885		84,259		92,054

Operating (loss) income	(271)		(1,862)		6,095		(10,173)

Gain on extinguishment of convertible debt, net of issue cost write-off	338		—		338		—
Write-off of bank deferred financing fees	—		—		—		(997)
Other, net	(1,112)		(1,093)		(4,665)		(4,268)

Other expense, net	(774)		(1,093)		(4,327)		(5,265)

(Loss) income before income taxes	(1,045)		(2,955)		1,768		(15,438)
(Benefit) provision for income taxes	(235)		(730)		56		(2,231)

Net (loss) income	$(810)		$(2,225)		$1,712		$(13,207)

Net (loss) income per common share
Basic	$(0.07)		$(0.19)		$0.15		$(1.13)
Diluted	$(0.07)		$(0.19)		$0.14		$(1.13)

Weighted average number of common shares:
Basic	11,717		11,601		11,749		11,702
Diluted	11,717		11,601		12,007		11,702

*	Certain reclassifications have been made to current year and prior years’ amounts to conform to the current-year presentation.

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In thousands	June 28, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$10,224	$10,448
Accounts receivable, net	33,274	31,941
Inventories, net	32,886	38,645
Other current assets	10,214	9,608

Total current assets	86,598	90,642

Property and equipment, net	21,683	20,339
Goodwill	105,771	105,885
Other non-current assets	12,934	14,453

TOTAL ASSETS	$226,986	$231,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,280	$16,905
Current portion of debt and capital leases	234	3,619
Accrued expenses and other current liabilities	13,467	15,408

Total current liabilities	35,981	35,932

Long-term bank debt	—	9,410
Senior convertible notes	67,500	72,000
Deferred revenue and other non-current liabilities	4,545	1,246

Total liabilities	108,026	118,588

Stockholders’ equity	118,960	112,731

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$226,986	$231,319

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Quarter Ended		Year Ended
In thousands	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
GAAP gross profit, as reported	$21,584	$19,023	$90,354	$81,881

Non GAAP adjustments:

Charge for write-down of inventory, including fair-value adjustment of $107 and $0 for the quarter ended 2008 and 2007, respectively and $637 and $659, for the years ended 2008 and 2007, respectively.	2,447	1,611	3,217	3,415
Charge for impairment of intangible asset	—	250	—	250
Share-based compensation	45	27	124	145
Incremental cost of sales related to fair-value adjustment to inventory	57	165	206	1,742
Amortization of intangible assets acquired	—	229	458	1,746
Business realignment	—	—	134	375

Non GAAP gross profit	$24,133	$21,305	$94,493	$89,554

	Quarter Ended		Year Ended
In thousands	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
GAAP operating (loss) income, as reported	$(271)	$(1,862)	$6,095	$(10,173)

Non GAAP adjustments:
Charge for acquired in-process research and development	—	—	—	4,000
Charge for write-down of inventory, net of escrow reimbursement	2,447	1,611	2,977	3,415
Charge for impairment of intangible asset	699	559	699	559
Share-based compensation	981	765	4,695	5,202
Amortization of intangible assets acquired	—	229	458	1,785
Incremental cost of sales related to fair-value adjustment to inventory	57	165	206	1,742
Research and development program terminations	—	274	—	274
Transitional idle sales office capacity	—	525	—	581
Business realignment and restructuring initiatives	—	201	954	2,283

Non GAAP operating income	$3,913	$2,467	$16,084	$9,668

	Quarter Ended		Year Ended
In thousands	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
GAAP net (loss) income, as reported	$(810)	$(2,225)	$1,712	$(13,207)

After-tax effect of Non GAAP adjustments:
Charge for acquired in-process research and development (no tax benefit)	—	—	—	4,000
Charge for write-down of inventory	1,701	1,039	2,053	2,176
Charge for impairment of intangible asset	482	361	482	361
Share-based compensation	1,423	1,330	4,046	5,341
Amortization of intangible assets acquired	—	148	314	1,128
Incremental cost of sales related to fair-value adjustment to inventory	42	106	142	1,099
Research and development program terminations	—	177	—	177
Transitional idle sales office capacity	—	339	—	339
Business realignment and restructuring initiatives	12	130	658	1,442
Write-off of bank deferred financing fees	—	—	—	628

Non GAAP net income	$2,850	$1,405	$9,407	$3,484

	Quarter Ended		Year Ended
In thousands, except per share data	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
Net (loss) income per common share
Diluted, as reported	$(0.07)	$(0.19)	$0.14	$(1.13)
Diluted, non GAAP	$0.24	$0.12	$0.78	$0.29

Weighted average number of common shares:
Diluted, as reported	11,717	11,601	12,007	11,702
Diluted, non GAAP	12,029	11,770	12,007	11,936